Term Sheet

This Term Sheet (the “Term Sheet”) between T3 Motion, Inc., a Delaware corporation (the “Company”), and Ki Nam, the founder and a shareholder of the Company (and with the Company each a “Party” and collectively the “Parties”), is dated as of July 17, 2012 (the “Effective Date”), and sets forth the understandings of the Parties concerning: (1) the appointment of Mr. Nam to certain management positions with R3 Motion Inc., a wholly owned subsidiary of the Company (“the Subsidiary”), (2) the resignation of Mr. Nam from his positions with the Company, and (3) licensing and other rights of the Subsidiary. Unless otherwise provided herein, and subject to the Parties entering into formal agreements as specified herein, the terms of this Term Sheet is binding on the Parties.

(1)         Launch of the Subsidiary. No later than 45 days from the Effective Date, the Company shall appoint all of the members of its Board of Directors (the “T3 Board”) as of the date of this Term Sheet (the “Company Directors”), including Mr. Nam, to the initial Board of Directors of the Subsidiary (the “R3 Board”), provided, however, that upon the Subsidiary entering into definitive agreement to secure financing in any form such that the Company, post-financing, owns less than 40% of the voting stock of the Subsidiary, then all of the Company Directors excluding Mr. Nam shall submit their resignations from the R3 Board, which resignations shall take effect immediately upon the closing of such financing.

(2)         Mr. Nam’s Positions with the Subsidiary and Resignations from the Company. Effective immediately Mr. Nam shall: (a) be engaged as Chief Executive Officer of the Subsidiary, and appointed to the R3 Board as a director, (b) resign from his positions as an officer, employee and Chairman of the T3 Board pursuant to a letter of resignation in the form of Exhibit A attached hereto, (c) retain his position as a director of the T3 Board and be named as Chairman Emeritus of the Company. In connection with his positions with the Subsidiary: (a) the Subsidiary and Mr. Nam shall enter into an employment agreement in the form of Exhibit B attached hereto and incorporated hereby; (b) Mr. Nam’s compensations shall be borne by the Company until the Subsidiary closes a financing transaction with gross proceeds of not less than $500,000, after which Mr. Nam’s compensations shall be borne by the Subsidiary.

(3)         Subsidiary’s Licensing Rights. Subject to a definitive agreement between the Parties to be entered into within 90 days from the Effective Date, which definitive agreement shall not be inconsistent with the provisions herein and negotiated in good faith between the Parties, the Company shall license to the Subsidiary (the “License”), on an exclusive basis, all of its patents, trademarks, copyrights (including applications thereof), designs, trade secrets and knowhow that the Company determines are necessary to the production of the R3 consumer vehicles to be distributed by the Subsidiary. The License shall be granted for an initial 18-month license during which the Subsidiary must achieve certain benchmarks to be negotiated in good faith and agreed to by the Parties, including but not limited to, securing third party financing and development of a plan of production. Upon successfully achieving such benchmarks, the License shall be automatically extended for an additional 18 months during which the Subsidiary must achieve certain additional benchmarks to be negotiated in good faith and agreed to by the Parties, including but not limited to, producing and marketing the R3 vehicle. After successfully reaching these additional benchmarks, the License shall become perpetual and the Company shall receive a 2% royalty on sales of products derived from the License for a period of five (5) years thereafter.

(4)         Subsidiary’s Marketing and Resell Rights. Subject to a definitive agreement between the Parties to be entered into within 60 days from the Effective Date, which definitive agreement shall not be inconsistent with the provisions herein, the Company shall grant the Subsidiary, on an exclusive basis, the right to market and resell the Company’s products, whether currently existing or currently in development, in the Republic of Korea.

Ki Nam

/s/ Ki Nam

T3 Motion, Inc.

By	/s/ Rod Keller
Name:	Rod Keller